Exhibit 10c(29)


                              EMPLOYMENT AGREEMENT

                                     BETWEEN

                         PROGRESS ENERGY CAROLINAS, INC.

                                       AND

                               WILLIAM D. JOHNSON


                                 January 1, 2005




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                              EMPLOYMENT AGREEMENT


     This EMPLOYMENT AGREEMENT ("Agreement"), dated as of the ____________ day of January, 2005, is between Progress Energy Carolinas, Inc., a limited liability corporation headquartered in Raleigh, North Carolina and a wholly-owed subsidiary of Progress Energy, Inc., its successors or assigns, and William D. Johnson ("Johnson"). Progress Energy Carolinas, Inc. shall be referred to as "PEC" or "the Company" throughout. Progress Energy, Inc. shall be referred to as "Progress Energy" throughout.

                                    Preamble

     The Company and Johnson agree to enter into an employment relationship in which Johnson will serve as President and Chief Operating Officer of Progress Energy, for the term as set forth within the Agreement, and in consideration of this Agreement, the parties agree to the terms and provisions outlined herein:

                                   Provisions

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereto hereby agree as follows:

     1. RESPONSIBILITIES; OTHER ACTIVITIES.

     Johnson shall occupy the position of President and Chief Operating Officer at Progress Energy and shall undertake the general responsibilities and duties of such position as directed by Progress Energy's Chief Executive Officer. During the Term of the Agreement as defined in Section 2, below, Johnson shall perform faithfully the duties of Johnson's position, devote all of Johnson's working time and energies to the business and affairs of Progress Energy's regulated operating subsidiaries and shall use Johnson's best efforts, skills and abilities to promote Progress Energy's general business interests. PEC reserves the right to reassign Johnson to other positions within the controlled group of Progress Energy companies.

     2. TERM OF THE AGREEMENT:

          (a) The Agreement becomes effective on January 1, 2005 ("the Effective Date"), and shall remain in effect until December 31, 2007.

          (b) On January 1, 2006 and on January 1 of each year thereafter ("the Extension Date"), the Agreement will be extended such that each prospective term will always be three years forward ("Evergrow provisions").


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          (c) The Company may elect to not extend the  Agreement and must notify
Johnson no later than 60 days prior to the Extension Date that it does not intend to renew the Agreement pursuant to paragraph 2(b), above. Should the Company elect not to renew the Agreement, the Agreement will continue in effect for the remainder of its term.

          (d) The Agreement cannot extend beyond Johnson's normal retirement date unless Johnson is requested to serve in his full-time position for a defined period as set forth by the Chief Executive Officer of Progress Energy.

     3. BASE SALARY. As compensation for the services to be performed hereunder, Johnson will be paid a Base Salary at the annual rate of ________________ ($_________) (less applicable withholdings) ("Base Salary") during 2005. Base Salary for each subsequent year of employment under the Agreement shall be subject to adjustment by PEC during the normal annual salary review process for similarly situated executives as determined by PEC in its discretion. Annual Base Salary shall be deemed earned proportionally as Johnson performs services over the course of each year the Agreement is in effect. Payments of annual Base Salary shall be made, except as otherwise provided herein, in accordance with PEC's standard payroll policies and procedures.

     4. EMPLOYEE BENEFIT PLANS. During the Employment Term, Johnson shall be entitled to participate in all applicable Company and Progress Energy sponsored benefits plans as may be in effect upon terms and in accordance with policies and procedures equivalent to those then in effect and applicable generally to PEC employees.

     5. EXECUTIVE INCENTIVES, BENEFITS AND PERQUISITES. Johnson will be eligible to participate in the following executive incentive and benefit plans and to receive the following executive perquisites:

          (a) Short Term Incentive Plan. Johnson is eligible to participate in the Progress Energy sponsored Management Incentive Compensation Plan (MICP), subject to its terms.

          (b) Long Term Incentive Plans. Johnson is eligible to participate in the Progress Energy long term incentive program, subject to its terms, with the following components:

               (i) PSSP. An award of performance shares/units earned over a three-year period and adjusted based on Progress Energy performance. These annual awards are generally made in March.

               (ii) Restricted Stock. An award of restricted common stock vesting ratably on the 3rd, 4th and 5th anniversaries from the date of grant. These annual awards are generally made in March.

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          (c) Base Salary  Deferral Plan.  Johnson is eligible to participate in the Progress Energy sponsored Management Deferred Compensation Plan (MDCP), subject to its terms.

          (d) Incentive Deferral Plans. Johnson is eligible to defer up to 100% of his earned MICP and/or PSSP awards into deemed investments of Progress Energy common stock on an unfunded basis.

          (e) Supplemental Senior Executive Retirement Plan. Johnson shall be eligible for participation in Progress Energy's Supplemental Senior Executive Retirement Plan (SERP), subject to its terms. For purposes of the SERP only, Johnson has been credited with seven years of deemed service (vesting and benefits), including the three year Senior Management Committee requirement.

          (f) Split Dollar Insurance Plan. Johnson shall continue to participate in the Progress Energy sponsored Split Dollar Life Insurance Plan, subject to its terms and consistent with applicable laws and regulations.

          (g) Executive AD&D Life Insurance. Johnson shall be eligible to participate in Progress Energy's Executive AD&D Life Insurance Plan, subject to its terms.

          (h) Financial Planning. Johnson shall be eligible to participate in the Progress Energy sponsored financial planning program, subject to its terms.

          (i) Estate Planning. Johnson is eligible to receive reimbursement of up to $_________ annually for the preparation and periodic update of Johnson's estate plan.

          (j) Automobile Allowance. Johnson is eligible to receive an automobile allowance of ___________________ ($______) per month (less withholdings), subject to the terms of applicable Progress Energy policies.

          (k) Annual Physical. PEC will pay for an annual physical examination by a physician of Johnson's choice within the parameters of Progress Energy's executive physical program.

          (l) Luncheon Club. PEC will pay the monthly dues for a membership at a luncheon club approved by Progress Energy's Chief Executive Officer. Business related expenses will be reimbursed consistent with PEC's expense account guidelines.

          (m) Country Club Membership. PEC will pay an initiation fee and monthly dues for a membership for Johnson at a country club approved by Progress Energy's Chief Executive Officer. Business related expenses will be reimbursed consistent with PEC expense account guidelines.

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          (n) Health Club Membership. PEC will pay an initiation fee and monthly dues to a health club for Johnson's membership.

          (o) Home Security. PEC will provide a home security system at Johnson's residence and reimburse Johnson for applicable monitoring fees.

          (p) Air Travel.

               (i) PEC will provide an airline club membership in accordance with Company policy.

               (ii) PEC will reimburse Johnson's spouse's travel expenses when she accompanies Johnson to business meetings where spousal attendance is customary.

               (iii) PEC will provide chartered aircraft for Johnson's business related travel as needed.

               (iv) PEC will allow Johnson to travel first class at his discretion for business related travel.

          (q) Personal Computer. PEC will provide a personal computer to Johnson to be used at his personal residence.

     6. COMPANY PLAN AND PROGRAM MAINTENANCE. Johnson's entitlement to the benefits described in Sections 4 and 5 shall be governed exclusively by the terms of the plans and programs described in those provisions. Nothing in the Agreement shall require Progress Energy or the Company to continue or maintain any short term incentive, long term incentive, employee or executive benefit plan or program or any perquisite. Progress Energy and the Company shall have the right to modify, replace or eliminate any incentive or benefit plans or programs, including perquisites.

     7. VACATION AND HOLIDAYS. Johnson will be entitled to four (4) weeks of vacation leave per year, unless his combined years of service to Progress Energy subsidiaries entitle him to additional vacation leave pursuant to Company policy. Johnson will be granted paid holidays per Company policy.

     8. TERMINATION OF EMPLOYMENT.

          (a) Involuntary Termination.

               (i) For purposes of this Agreement, PEC shall be deemed to have terminated Johnson's employment if Johnson is displaced from an assignment within the controlled group of Progress Energy subsidiaries and affiliates, and
(1) is not  simultaneously  reassigned to another position within the controlled

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group of Progress Energy  subsidiaries and affiliates;  or (2) in the event that
Progress Energy sells more than 50% of its interest in a Progress Energy subsidiary to which Johnson is assigned to a third party during the term of Johnson's assignment, the third party purchaser does not offer Johnson a position with comparable authority, duties, wages and benefits.

               (ii) Termination Without Cause. During the term of this Agreement, if Johnson's employment from the controlled group of Progress Energy companies is terminated without Cause as Cause is defined in paragraph 8(a)(iii), then Johnson will be provided with his then-Base Salary at the rate at the time of termination for the remainder of the Term of the Agreement. Additionally, PEC will reimburse Johnson for the costs of continued coverage under certain health and welfare benefit plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") for up to eighteen (18) months after the termination of his employment; provided, however, that Johnson shall not be eligible for COBRA reimbursement if he is otherwise eligible for coverage under benefit plans offering substantially equivalent or greater benefits than the plans in which he is eligible to participate under COBRA. Receipt of the benefits in this paragraph is subject to the requirements of paragraphs 8(f), (g) and (h) of this Agreement. In addition, Johnson will be eligible to retain all benefits under existing benefit plans to the extent vested within the terms of those plans.

               (iii) Termination for Cause. During the Term of the Agreement, PEC may elect at any time to terminate Johnson's employment immediately hereunder and remove Johnson from employment for Cause. For purposes of this paragraph 8(a)(iii), Cause for the termination of employment shall be defined as: (1) any act of Johnson's including, but not limited to, misconduct, negligence, unlawfulness, dishonesty or inattention to the business, which is detrimental to PEC's interests; or (2) Johnson's unsatisfactory job performance or failure to comply with PEC policies, rules or regulations. If Johnson is terminated for Cause as defined herein, then he shall be eligible to retain all benefits under existing benefit plans that have vested pursuant to those plans, but he shall not be entitled to any form of salary continuation or severance benefits. Upon termination for Cause, Johnson shall be entitled to any earned but unpaid Base Salary accrued to the date of termination. Any continued rights or benefits Johnson or his legal representatives may have under any PEC or Progress Energy sponsored employee benefit plan or program upon his termination for Cause shall be determined in accordance with the terms or provisions of the plan or program.

          (b) Change in Control. In the event that Progress Energy experiences a Change in Control, as defined by the Progress Energy, Inc. Change in Control Plan ("the Change in Control Plan") and Johnson is (1) designated as covered by the Change in Control Plan, and (2) is Involuntarily Terminated or Constructively Terminated under the terms of the Change in Control Plan, then the greater of the benefits under the Change in Control Plan, if applicable, and the benefits available in the event of an involuntary termination without Cause as defined in paragraph 8(a)(ii), will be the legal authority regarding any severance compensation and benefits.

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          (c)  Voluntary  Termination.  If  Johnson  terminates  his  employment voluntarily for any reason at any time, then he shall be eligible to retain all benefits under existing benefit plans that have vested pursuant to the terms of those plans, but as of the last date of regular employment, he shall not be entitled to any form of salary continuation or other severance benefit.

          (d) Termination Due to Death. In the event of Johnson's death during the Term of the Agreement, Johnson's employment hereunder shall terminate and the Company shall have no further obligation to Johnson under this Agreement except as specifically provided in this Agreement. Johnson's estate shall be entitled to receive all earned but unpaid Base Salary accrued to the date of termination and any short term incentive for a prior fiscal year that has been earned but not paid. The short term incentive, if any, for the year in which Johnson's death occurs shall be calculated on a pro rata basis for the portion of the fiscal year prior to Johnson's death occurring and shall be paid at the regularly scheduled time for the payment of the short term incentive. Any rights and benefits Johnson, or Johnson's estate or other legal representatives, may have under employee benefit plans and programs of PEC or Progress Energy upon Johnson's death during the Term of the Agreement, if any, shall be determined in accordance with the terms and provisions of such plans and programs.

          (e) Termination Due to Medical Condition.

               (i) PEC may terminate Johnson's employment hereunder, subject to the Americans With Disabilities Act or other applicable law, due to medical condition if (1) for a period of 180 consecutive days during the Term of the Agreement, Johnson is totally and permanently disabled as determined in accordance with the Company's long term disability plan (LTD), if any, as in effect during such time; or (2) at any time during which no such plan is in effect, Johnson is substantially unable to perform his duties hereunder because of a medical condition for a period of 180 consecutive days during the Term of the Agreement. Provided, however, that if Johnson applies for and is deemed qualified for benefits under the Progress Energy sponsored Long Term Disability Plan (LTD Benefits), Johnson shall receive such benefits and his employment will not be terminated as long as he is receiving LTD Benefits.

               (ii) Upon the termination of Johnson's employment due to medical condition or any period during which Johnson is qualified for LTD Benefits, PEC shall have no further obligation to Johnson under this Agreement except as specifically provided in this Agreement. Upon such termination or qualification for LTD Benefits, Johnson shall be entitled to all earned but unpaid Base Salary accrued to the date of termination or placement on LTD and any short term incentive for a prior fiscal year that has been earned but not paid. The short term incentive, if any, for the current fiscal year shall be calculated on a pro rata basis for the portion of the fiscal year Johnson was performing the duties of his position and shall be paid at the regularly scheduled time for the payment of the short term incentive. Any continued rights and benefits Johnson, or Johnson's legal representatives, may have under employee benefit plans and programs of PEC or Progress Energy upon Johnson's termination or placement on LTD due to medical condition, if any, shall be determined in accordance with the terms and provisions of such plans and programs.

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          (f)  Release of Claims.  In order to  receive  continuation  of salary under paragraph 8(a) or 8(b), Johnson agrees to execute a written release of all claims against PEC, and its employees, officers, directors, subsidiaries and affiliates, on a form acceptable to PEC.

          (g) Covenant Not to Compete. If PEC terminates Johnson's employment without Cause under paragraph 8(a), or if Johnson becomes eligible for the benefits available under paragraph 8(a) as the result of a Change in Control as set forth in paragraph 8(b), Johnson, for one year after the Termination Date, shall not compete directly or indirectly with the Company, or its affiliates within fifty (50) miles of any geographic area in which the Company or its affiliates has a material business interest with which Johnson was involved at the time of his separation.

          (h) Non Interference. If PEC terminates Johnson's employment without Cause under paragraph 8(a) or if Johnson becomes eligible for the benefits available under paragraph 8(a) as the result of a Change in Control as set forth in paragraph 8(b), Johnson, for one year after the Termination Date, shall not whether on his own account or on the account of another individual, partnership, firm, corporation, or other business organization (other than the Company and its affiliates), directly or indirectly, intentionally solicit, endeavor to entice away from the Company or any of its affiliates, or otherwise interfere with the relationship of the Company or its affiliates, any person who is employed by or otherwise engaged to perform services for the Company or its affiliates including but not limited to, any independent representatives or organizations, or any person or entity that is a customer of the Company or its affiliates.

     9. ASSIGNABILITY.

     No rights or obligations of Johnson under this Agreement may be assigned or transferred by Johnson, except that (i) Johnson's rights to compensation and benefits hereunder may be transferred by will or laws of intestacy to the extent specified herein and (ii) Johnson's rights under employee benefit plans or programs described in Sections 4 and 5 may be assigned or transferred in accordance with the terms of such plans or programs, or regular practices thereunder. The Company may assign or transfer its rights and obligations under this Agreement.

     10. CONFIDENTIALITY.

     Johnson will not disclose the terms of this Agreement except (i) to financial and legal advisors under an obligation to maintain confidentiality, or
(ii) as required by a valid court order or subpoena (and in such event will use his best efforts to obtain a protective order requiring that all disclosures be kept under court seal) and will notify PEC promptly upon receipt of such order or subpoena.

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     11. MISCELLANEOUS.

          (a) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of North Carolina without reference to laws governing conflicts of law.

          (b) Entire Agreement. This Agreement contains all of the understandings and representations between the parties hereto pertaining to the subject matter hereof and supersedes all undertakings and agreements, whether oral or in writing, if any, previously entered into by them with respect thereto.

          (c) Amendment or Modification; Waiver. No provision in this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing, signed by Johnson and by an officer of PEC thereunto duly authorized to do so. Except as otherwise specifically provided in the Agreement, no waiver by a party hereto of any breach by the other party hereto of any condition or provision of the Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provision or condition at the same or any prior or subsequent time.

          (d) Notice. Any notice (with the exception of notice of termination by PEC, which may be given by any means and need not be in writing except that if termination is for Cause, oral notice must be followed by written notice) or other document or communication required or permitted to be given or delivered hereunder shall be in writing and shall be deemed to have been duly given or delivered if (i) mailed by United States mail, certified, return receipt requested, with proper postage prepaid, or (ii) otherwise delivered by hand or by overnight delivery, against written receipt, by a common carrier or commercial courier or delivery service, to the party to whom it is to be given at the address of such party as set forth below (or to such other address as a party shall have designated by notice to the other parties given pursuant hereto):

          If to Johnson:
                   William D. Johnson
                   Progress Energy Carolinas, Inc.
                   410 S. Wilmington Street, PEB 1219
                   Raleigh, North Carolina 27601

          If to PEC:
                   Progress Energy Carolinas, Inc.
                   c/o Progress Energy Service Company, LLC
                   410 S. Wilmington Street
                   Raleigh, North Carolina 27601
                   Attn.:  Vice President, Human Resources

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Any  such  notice,  request,  demand,  advice,  schedule,  report,  certificate, direction, instruction or other document or communication so mailed or sent shall be deemed to have been duly given, if sent by mail, on the third business day following the date on which it was deposited at a United States post office, and if delivered by hand, at the time of delivery by such commercial courier or delivery service, and, if delivered by overnight delivery service, on the first business day following the date on which it was delivered to the custody of such common carrier or commercial courier or delivery service, as all such dates are evidenced by the applicable delivery receipt, airbill or other shipping or mailing document.

          (e) Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions or portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

          (f) References. In the event of Johnson's death or a judicial determination of Johnson's incompetence, reference in this Agreement to Johnson shall be deemed, where appropriate, to refer to Johnson's legal representative, or, where appropriate, to Johnson's beneficiary or beneficiaries.

          (g) Headings. Headings contained herein are for convenient reference only and shall not in any way affect the meaning or interpretation of this Agreement.

          (h)   Counterparts.   This   Agreement  may  be  executed  in  several
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          (i) Rules of Construction. The following rules shall apply to the construction and interpretation of this Agreement:

               (1) Singular words shall connote the plural number as well as the singular and vice versa, and the masculine shall include the feminine and the neuter.

               (2) All references herein to particular articles, paragraphs, sections, subsections, clauses, Schedules or Exhibits are references to articles, paragraphs, sections, subsections, clauses, Schedules or Exhibits of this Agreement.

               (3) Each party and its counsel have reviewed and revised (or requested revisions of) this Agreement, and therefore any rule of construction requiring that ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Agreement or any exhibits hereto or amendments hereof.

               (4) As used in this Agreement, "including" is illustrative, and means "including but not limited to."

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          (j) Remedies.  Remedies specified in this Agreement are in addition to any others available at law or in equity.

          (k)  Withholding  Taxes.  All payments under this  Agreement  shall be
subject  to  applicable   income,   excise  and   employment   tax   withholding
requirements.

          IN WITNESS WHEREOF, the parties hereto have executed, or have caused this Agreement to be executed by their duly authorized officer, as the case may be, all as of the day and year written below.

WILLIAM D. JOHNSON


                                                     Date:
-----------------------------------                        --------------------



PROGRESS ENERGY CAROLINAS, INC.


By:                                                  Date:
   --------------------------------                        --------------------
      ROBERT B. MCGEHEE
      CHAIRMAN